UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2020

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on January 30, 2019, Ekso Bionics Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Ekso Bionics, Inc. (“Ekso US”), entered into an agreement with Zhejiang Youchuang Venture Capital Investment Co., Ltd and another partner (collectively, the “JV Partners”), as amended by the Amendment to the Joint Venture Agreement, dated April 30, 2019 (as amended, the “JV Agreement”) to establish Exoskeleton Intelligent Robotics Co. Limited (the “China JV”), a Chinese limited liability company designed to develop and serve the exoskeleton market in China and other Asian markets and to create a global exoskeleton manufacturing center in the Zhejiang Province of China. In connection with the China JV, parties designated by the JV Partners purchased an aggregate of 204,499 shares of the Company’s common stock at a price per share equal to $24.45, for aggregate proceeds to the Company of $5.0 million.

Following U.S. government inquiries regarding the China JV, the Company and the JV Partners formally submitted a joint voluntary notice to Committee on Foreign Investment in the United States (“CFIUS”) in December 2019 to review the transaction. CFIUS subsequently inquired about the Company’s legacy work for the U.S. government as well as technology transfers and other aspects of the China JV and, in February 2020, imposed interim measures to mitigate identified concerns pending completion of its investigation. These measures temporarily suspended the Company’s contributions to the China JV and other integration activities for the China JV.

On May 20, 2020, the Company reported that it had received notice from CFIUS in connection with its review of the transaction that CFIUS’s prior national security concerns regarding the China JV could not be mitigated.

In connection with such determination, on July 13, 2020, the Company and the JV Partners entered into a National Security Agreement (“NSA”), which, among other things, requires the termination of the Company’s agreements and role with the China JV. The Company intends to work cooperatively with the JV Partners and CFIUS to implement the terms of the NSA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John Glenn
Name:	John Glenn
Title:	Chief Financial Officer

Dated: July 17, 2020